EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-97327 and No. 333-185239 on Forms S-8 of Premier Financial Bancorp, Inc. of our report dated March 16, 2015 relating to the consolidated financial statements and effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K.

/s/ Crowe Horwath LLP
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Crowe Horwath LLP

Louisville, Kentucky
March 16, 2015